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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of the following into this registration statement for the Abbott Laboratories 1996 Incentive Stock Program:

1. Our supplemental report dated January 15, 1996 included in the registrant's Annual Report on Form 10-K for the year ended December 31, 1995; and

2. Our report dated January 15, 1996 incorporated by reference in the registrant's Annual Report on Form 10-K for the year ended December 31, 1995.



                                                   /s/ Arthur Andersen LLP
                                                   -----------------------------
                                                   ARTHUR ANDERSEN LLP


Chicago, Illinois
July 26, 1996